CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Post Effective Amendment No. 1 to Registration Statement on Form S-1 of our report dated May 22, 2009 relating to the February 28, 2009 financial statements of Supatcha Resources, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
November 30, 2009